                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


             June 14, 1996                         June 7, 1996
           (Date of Report)                      (Date of earliest
                                                   event reported)



                       Commission File Number: 1-13734


                     STANDARD FEDERAL BANCORPORATION, INC.
             (Exact name of registrant as specified in its charter)



             Michigan                                     38-2899274
   (State or other jurisdiction of                    (I.R.S.  Employer
   incorporation or organization)                     Identification No.)

   2600 West Big Beaver Road, Troy, Michigan               48084
   (Address of principal executive offices)              (Zip Code)

      Registrant's telephone number, including area code: 810-643-9600

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On June 7, 1996, Standard Federal Bancorporation, Inc. (the "Company"), completed its acquisition of Bell Bancorp, Inc. ("Bell"). The acquisition was accomplished through the merger (the "Merger") of Bell with and into a subsidiary of the Company and the subsequent merger of Bell's wholly owned subsidiary, Bell Federal Savings and Loan Association ("Bell Federal") with and into the Company's wholly owned subsidiary, Standard Federal Bank (the "Bank"). The acquisition was completed pursuant to the Agreement and Plan of Reorganization (the "Agreement"), dated December 14, 1995. The Agreement is included as Exhibit 2 to this report.

Under the terms of the Agreement, the Company paid approximately $354.5 million to acquire all of the outstanding shares (and unexercised stock options) of Bell. The transaction was funded through a combination of cash and cash equivalents available to the Company.

Prior to the execution of the Agreement, there was no material relationship between the Company and Bell or between any officers or directors of the Company and the officers or directors of Bell.

Item 7(a) below presents the financial statements of Bell for its fiscal year ended March 31, 1996, which is its most recent fiscal year. Item 7(b) below presents unaudited pro forma consolidated financial statements of the Company, as of March 31, 1996, and for the year ended December 31, 1995, assuming that the Merger with Bell had been completed on January 1, 1995.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF BELL BANCORP, INC.

         The following consolidated financial statements of Bell, together with the related notes thereto and the report thereon of KPMG Peat Marwick LLP, dated May 24, 1996, as of March 31, 1996 and 1995, and for each of the years in the three year period ended March 31, 1996 are included in this report as Exhibit 99.

            Consolidated Statements of Financial Condition as of March 31, 1996 and 1995
            Consolidated Statements of Earnings for the years ended March 31, 1996, 1995 and 1994
            Consolidated Statements of Changes in Stockholders' Equity for the years ended March 31, 1996, 1995 and 1994
            Consolidated Statements of Cash Flows for the years ended March 31, 1996, 1995 and 1994
            Notes to Consolidated Financial Statements

(b)  PRO FORMA FINANCIAL INFORMATION

         The following pro forma financial statements of the Company have been prepared as if the acquisition of Bell had occurred on January 1, 1995, and are based on the assumptions described in the accompanying notes thereto:


           Index to Unaudited Pro Forma Financial Statements                                                  Page
           -------------------------------------------------                                                  ----
           1)  Unaudited Pro Forma Statement of Financial Condition at March 31, 1996                         3

           2)  Unaudited Pro Forma Statement of Income for the Year Ended December 31, 1995                   4

           3)  Unaudited Pro Forma Statement of Income for the Quarter Ended March 31, 1996                   5

           4)  Notes to the Unaudited Pro Forma Consolidated Financial Statements                             6-10

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS (CONTINUED)

(C)  EXHIBITS:

         Exhibit
           No.            Description
         -------          -----------
            2             Agreement and Plan of Reorganization, dated December 14, 1995 (Schedules to this exhibit have not been filed, and the registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request).

           23             Consent of KPMG Peat Marwick LLP, independent certified public accountants

           99             Additional Exhibits. Bell Bancorp, Inc. and Subsidiary Consolidated Financial Statements
                          as of March 31, 1996 and  1995, and for each of the years in the three year period ended
                          March 31, 1996 (with Independent Auditors' Report).

SIGNATURE


                     STANDARD FEDERAL BANCORPORATION, INC.
       UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                 MARCH 31, 1996
                                 (In Thousands)



                                                      Standard                                      Pro Forma
                                                       Federal                                   Adjusting Entries
                                                   Bancorporation,     Bell                     --------------------     Pro Forma
                                                        Inc.        Bancorp, Inc.    Combined      Debit    Credit       Combined
                                                   ---------------  -------------    --------   --------------------    -----------
Assets
Cash                                                 $    88,554     $   15,304    $   103,858  $100,000                $   203,858
                                                     -----------     ----------    -----------  --------    --------    -----------
Investment securities                                    218,395        179,401        397,796  $     38    $160,000        237,834
Mortgage-backed securities held for trading               54,229           -            54,229                               54,229
Mortgage-backed securities available for sale            717,423           -           717,423                              717,423
Mortgage-backed securities                             2,169,647        411,982      2,581,629               205,469      2,376,160
Loans receivable held for sale                           967,297           -           967,297                              967,297
Loans receivable:
 Mortgage                                              7,994,966      1,286,275      9,281,241     2,740                  9,283,981
 Consumer/Commercial                                     704,249         20,000        724,249                              724,249
                                                     -----------     ----------    -----------  --------    --------    -----------
  Total loans receivable                               8,699,215      1,306,275     10,005,490     2,740                 10,008,230
                                                     -----------     ----------    -----------  --------    --------    -----------
   Total earning assets                               12,826,206      1,897,658     14,723,864     2,778     365,469     14,361,173

Real estate and other repossessed assets                   6,892          3,094          9,986                                9,986
Premises and equipment                                   195,548          5,321        200,869     3,000                    203,869
Core deposit intangible                                   18,714           -            18,714    15,000                     33,714
Cost in excess of fair value of net assets acquired      119,099           -           119,099    67,544                    186,643
Other assets                                             250,414         17,077        267,491                              267,491
                                                     -----------     ----------    -----------  --------    --------    -----------
   Total assets                                      $13,505,427     $1,938,454    $15,443,881  $188,322    $365,469    $15,266,734
                                                     ===========     ==========    ===========  ========    ========    ===========
Liabilities and Stockholders' Equity
Liabilities:
Deposits                                             $ 9,449,204     $1,604,325    $11,053,529                          $11,053,529
FHLB advances and other long-term borrowings           1,877,329         10,000      1,887,329              $100,000      1,987,329
Securities sold under agreements to repurchase           759,375           -           759,375                              759,375
                                                     -----------     ----------    -----------  --------    --------    -----------
  Total interest-bearing liabilities                  12,085,908      1,614,325     13,700,233               100,000     13,800,233

Undisbursed payments on participations sold              107,675           -           107,675                              107,675
Advance payments by borrowers for taxes and
  insurance                                              130,769          6,676        137,445                              137,445
Deferred federal income tax liability                     64,429          2,673         67,102                 5,298         72,400
Other liabilities                                        177,403          7,395        184,798                24,940        209,738
                                                     -----------     ----------    -----------  --------    --------    -----------
  Total liabilities                                   12,566,184      1,631,069     14,197,253               130,238     14,327,491
                                                     -----------     ----------    -----------  --------    --------    -----------
Stockholders' Equity:
Common stock and additional paid-in capital              234,401        151,726        386,127  $151,726                    234,401
Retained earnings                                        689,910        229,335        919,245   229,335                    689,910
Less: Treasury stock                                        -           (71,107)       (71,107)               71,107           -
Less: Unearned employee stock ownership shares              -            (1,900)        (1,900)                1,900           -
Less: Unearned association recognition and retention
  shares                                                    -              (669)          (669)                  669           -
Net unrealized loss on securities available
  for sale, net of tax                                    14,932           -            14,932                               14,932
                                                     -----------     ----------    -----------  --------    --------    -----------
  Total stockholders' equity                             939,243        307,385      1,246,628   381,061      73,676        939,243
                                                     -----------     ----------    -----------  --------    --------    -----------
   Total liabilities and stockholders' equity        $13,505,427     $1,938,454    $15,443,881  $381,061    $203,914    $15,266,734
                                                     ===========     ==========    ===========  ========    ========    ===========

                     STANDARD FEDERAL BANCORPORATION, INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995
                     (In Thousands, Except Per Share Data)


                                                      Standard
                                                       Federal                                   Pro Forma
                                                  Bancorporation,        Bell                    Adjusting       Pro Forma
                                                        Inc.         Bancorp, Inc.  Combined      Entries        Combined
                                                 ---------------    -------------   --------     ---------       ---------
Interest Income:
 Investment securities                              $ 24,555          $  4,388     $   28,943     ($17,218)      $   11,725
 Mortgage-backed securities                          200,477            28,857        229,334        1,568          230,902
 Loans receivable                                    700,671            96,721        797,392         (392)         797,000
                                                    --------          --------     ----------     --------       ----------
    Total                                            925,703           129,966      1,055,669      (16,042)       1,039,627
                                                    --------          --------     ----------     --------       ----------
Interest Expense:
 Deposits                                            418,049            71,543        489,592                       489,592
 FHLB advances and other long-term borrowings        123,995             2,737        126,732        6,750          133,482
 Federal funds purchased and reverse repurchase
  agreements                                          61,175              -            61,175                        61,175
                                                    --------          --------     ----------     --------       ----------
    Total                                            603,219            74,280        677,499        6,750          684,249
                                                    --------          --------     ----------     --------       ----------
Net interest income                                  322,484            55,686        378,170      (22,792)         355,378
Provision for losses                                   1,304             3,398          4,702                         4,702
                                                    --------          --------     ----------     --------       ----------
Net interest income after provision for losses       321,180            52,288        373,468      (22,792)         350,676
                                                    --------          --------     ----------     --------       ----------
Non-Interest Income:
 Retail fees and charges                              32,998               823         33,821        2,500           36,321
 Loan servicing fee income, net                        6,597              -             6,597                         6,597
 Gain on the sale of earning assets                   20,694               227         20,921                        20,921
 Loss on the sale of real estate owned                (1,271)             (818)        (2,089)                       (2,089)
 Other                                                 6,015               481          6,496                         6,496
                                                    --------          --------     ----------     --------       ----------
    Total                                             65,033               713         65,746        2,500           68,246
                                                    --------          --------     ----------     --------       ----------
Other Expenses:
 Compensation and benefits                            78,997            19,075         98,072       (6,844)          91,228
 Occupancy and equipment                              46,982             3,656         50,638           78           50,716
 Federal insurance premium                            19,379             3,501         22,880                        22,880
 Other                                                36,874             6,407         43,281       (3,178)          40,103
                                                    --------          --------     ----------     --------       ----------
     Total operating and administrative expenses     182,232            32,639        214,871       (9,944)         204,927
 Amortization of cost in excess of fair value of
   net assets acquired                                15,780              -            15,780        6,646           22,426
                                                    --------          --------     ----------     --------       ----------
     Total                                           198,012            32,639        230,651       (3,298)         227,353
                                                    --------          --------     ----------     --------       ----------
Income before provision for federal income taxes     188,201            20,362        208,563      (16,994)         191,569
Provision for federal income taxes                    68,700             7,618         76,318       (4,372)          71,946
                                                    --------          --------     ----------     --------       ----------
Net Income                                          $119,501          $ 12,744     $  132,245     ($12,622)      $  119,623
                                                    ========          ========     ==========     ========       ==========
Earnings Per Share                                  $   3.70          $   0.39     $     4.09       ($0.39)      $     3.70
                                                    ========          ========     ==========     ========       ==========

                     STANDARD FEDERAL BANCORPORATION, INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          QUARTER ENDED MARCH 31, 1996
                     (In Thousands, Except Per Share Data)


                                                       Standard
                                                        Federal                                   Pro Forma
                                                    Bancorporation,      Bell                     Adjusting     Pro Forma
                                                         Inc.        Bancorp, Inc.  Combined       Entries      Combined
                                                    ---------------  -------------  ---------    -----------   -----------
Interest Income:
 Investment securities                                 $  5,922         $ 2,215     $  8,137       ($4,305)     $  3,832
 Mortgage-backed securities                              61,383           6,631       68,014           392        68,406
 Loans receivable                                       175,182          24,080      199,262           (98)      199,164
                                                       --------         -------     --------       -------      --------
    Total                                               242,487          32,926      275,413        (4,011)      271,402
                                                       --------         -------     --------       -------      --------
Interest Expense:
 Deposits                                               112,095          19,215      131,310                     131,310
 FHLB advances and other long-term borrowings            29,213             158       29,371         1,688        31,059
 Federal funds purchased and reverse repurchase
  agreements                                             13,053            -          13,053                      13,053
                                                       --------         -------     --------       -------      --------
    Total                                               154,361          19,373      173,734         1,688       175,422
                                                       --------         -------     --------       -------      --------
Net interest income                                      88,126          13,553      101,679        (5,699)       95,980
Provision for losses                                        605           1,007        1,612                       1,612
                                                       --------         -------     --------       -------      --------
Net interest income after provision for losses           87,521          12,546      100,067        (5,699)       94,368
                                                       --------         -------     --------       -------      --------
Non-Interest Income:
 Retail fees and charges                                  8,469             215        8,684           625         9,309
 Loan servicing fee income, net                           2,991            -           2,991                       2,991
 Gain on the sale of earning assets                       5,681              35        5,716                       5,716
 Loss on the sale of real estate owned                     (113)           (192)        (305)                       (305)
 Other                                                    1,207             358        1,565                       1,565
                                                       --------         -------     --------       -------      --------
    Total                                                18,235             416       18,651           625        19,276
                                                       --------         -------     --------       -------      --------
Other Expenses:
 Compensation and benefits                               21,345           4,836       26,181        (1,711)       24,470
 Occupancy and equipment                                 12,190             756       12,946          (280)       12,666
 Federal insurance premium                                5,607             894        6,501                       6,501
 Other                                                   10,941           1,163       12,104          (597)       11,507
                                                       --------         -------     --------       -------      --------
     Total operating and administrative expenses         50,083           7,649       57,732        (2,588)       55,144
 Amortization of cost in excess of fair value of net
   assets acquired                                        4,082            -           4,082         1,662         5,744
                                                       --------         -------     --------       -------      --------
     Total                                               54,165           7,649       61,814          (926)       60,888
                                                       --------         -------     --------       -------      --------
Income before provision for federal income taxes         51,591           5,313       56,904        (4,148)       52,756
Provision for federal income taxes                       19,400           2,200       21,600        (1,058)       20,542
                                                       --------         -------     --------       -------      --------
Net Income                                             $ 32,191         $ 3,113     $ 35,304       ($3,090)     $ 32,214
                                                       ========         =======     ========       ========     ========
Earnings Per Share                                     $   1.00         $  0.10     $   1.10        ($0.10)     $   1.00
                                                       ========         =======     ========       =======      ========

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  1.    DESCRIPTION OF PENDING ACQUISITION

        As noted in Item 2 on page 1 herein, the Company completed its acquisition of Bell on June 7, 1996. Under the terms of the Agreement between the parties dated December 14, 1995, the Company paid approximately $354.5 million to acquire Bell. This transaction is being funded through a combination of cash and cash equivalents available to the Company. The acquisition is being accounted for using the purchase method of accounting, under which all assets acquired and liabilities assumed are adjusted to fair value as of the acquisition date. The aggregate core deposit premium and goodwill resulting from this acquisition is expected to range between $75.0 million and $80.0 million. The unaudited Pro Forma Consolidated Statement of Condition as of March 31, 1996, indicates an aggregate core deposit premium and goodwill amount of approximately $82.5 million. The difference between the aggregate goodwill amount presented on the Pro Forma Consolidated Statement of Condition herein and the estimated amount of aggregate goodwill is due to the use of financial information for Bell as of March 31, 1996, as opposed to the merger date.

        The pro forma adjusting entries included in the Consolidated
        Statements of Financial Condition and Income include all currently estimated purchase accounting adjustments based on valuations as of June 7, 1996, estimated overhead synergies, estimated increases in retail banking fees and charges resulting from a greater emphasis on retail banking operations in Bell's market areas, amortization of the various valuation adjustments and the procurement of $100.0 million proceeds from a contemplated medium-term debt financing by the Company, which will be invested in the Bank as an additional capital contribution. However, if no borrowing occurs by June 30, 1996, the Bank could fall slightly below the minimum levels of capital necessary to be categorized as "well-capitalized" by the federal banking agencies. See Note No. 4 herein for further discussion. If the Bank were to fall short of achieving the "well-capitalized" status, it would not be subject to any significant operating restrictions by the various regulatory agencies, since it would continue to substantially exceed minimum capital requirements. However, the rate paid in the future for deposit insurance to the Federal Deposit Insurance Corporation ("FDIC") could be increased by $.03 per $100 of deposit balances until the Bank regains its well-capitalized status.


  2.    FINANCIAL SERVICES INDUSTRY REFORM ISSUE

                Various Committees of Congress and various federal regulatory banking agencies, including the FDIC, are currently discussing changes to the federal deposit insurance system to narrow or eliminate the difference in financial characteristics between the Bank Insurance Fund ("BIF") and the Savings Association Insurance Fund ("SAIF"). One of the proposals being discussed would, among other things, assess thrifts, such as Standard Federal, a one-time fee to bring the SAIF fund into parity with the BIF fund. In the event that such a proposal was to become law, Standard Federal would then be required to record a one-time charge to earnings of approximately $57.0 million, or $1.77 per share, after-tax, based on aggregate March 31, 1995, insured deposit balances of both Standard Federal and Bell Federal and a fee of 0.85% of insured deposit balances. Thereafter, the Bank's annual deposit insurance expense would be reduced for the foreseeable future by approximately 80% to 100% of current premiums. A premium reduction of this magnitude would represent annual after-tax cost savings to the Bank of approximately $11.9 million to $14.9 million (i.e., $0.37 per share to $0.46 per share), based upon the actual aggregate 1995, deposit insurance premiums incurred by Standard Federal and Bell Federal.
        If such a proposal is enacted during the second quarter of 1996, and the Bank recognizes this one-time charge to its earnings and, therefore, its capital as well during that quarter, the Bank could temporarily fall further below the minimum levels of capital necessary to be categorized as "well-capitalized" by the federal banking agencies as discussed in both Note No. 1 and No. 4 herein. Accordingly, the pro forma consolidated financial statements presented herein have been prepared on a basis which reflects $100.0 million of medium-term financing, which would further capitalize the Bank so as to remain "well-capitalized."

  3.    DETAILED DESCRIPTION OF PRO FORMA ADJUSTING ENTRIES

        The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future financial position of the combined entities.

        The pro forma combined financial statements do not include the anticipated earnings of Bell from March 31, 1996, through the closing date of June 7, 1996. The historical financial statements also exclude any post-closing growth in the Bell franchise.

        The resolution of the issue concerning the disparity in federal deposit insurance premiums discussed in detail in Note No. 2 herein has not yet occurred. Accordingly, when and if resolution occurs, the impact will be fully reflected in the Company's then-current period's results of operations. No purchase accounting recognition of this "contingent liability" within these pro-forma financial statements is warranted, since this issue's outcome is neither probable of occurrence nor is its cost reasonably estimable as of the date of this filing.

        For purposes of this filing, the purchase price is assumed to be funded through proceeds from the sale of $160.0 million of Bell's short-term investment securities and $194.5 million of Bell's mortgage-backed securities at no gain or loss.

        The pro forma combined, consolidated financial statements include the accounts of the Company, Standard Federal, Bell and Bell Federal. Significant intercompany balances and transactions have been eliminated.

        The pro forma adjusting entries are displayed below (in thousands):
        ------------------------------------------------------------------------

        (a) Debit - Cash                                                                      $100,000
             Credit-Other Borrowings                                                                              $100,000

        To record the procurement of medium-term financing which will be used to provide additional capital to the Company's wholly owned subsidiary, Standard Federal Bank.

        (b) Debit  - Common Stock and Paid-in Capital                                         $151,726
            Debit  - Retained Earnings                                                         229,335
            Debit  - Cost in Excess of Fair Value of Net Assets Acquired ("Goodwill")           47,110
            Credit - Treasury Stock                                                                               $ 71,107
            Credit - Unearned ESOP Shares                                                                            1,900
            Credit - Unearned Restricted Stock                                                                         669
            Credit - MBS Available for Sale                                                                        194,495
            Credit - Investment Securities Available for Sale                                                      160,000

        To record the aggregate purchase price for Bell and the goodwill resulting from the excess of the purchase price over
        Bell's total equity position.

        (c) Debit  - Investment Securities                                                         $38
            Debit  - Mortgage Loans Receivable                                                   2,740
            Debit  - Premises and Equipment                                                      3,000
            Debit  - Core Deposit Intangible                                                    15,000
            Debit  - Goodwill                                                                   20,434
            Credit - Mortgage-Backed Securities                                                                   $ 10,974
            Credit - Other Liabilities - Severance and Other Employee-Related Costs                                 12,000
            Credit - Other Liabilities - Other Merger-Related Costs                                                 12,940
            Credit - Deferred Federal Income Taxes                                                                   5,298

        To record the various purchase accounting premiums and discounts on Bell's assets and liabilities, the 1% core deposit intangible and various merger-related expenses.

  4.    SUMMARY OF CAPITAL REQUIREMENTS

        Pursuant to the Financial Institutions Reform, Recovery, and
        Enforcement Act of 1989, the OTS has prescribed three separate minimum capital-to-assets requirements which must be met by the Bank: (1) a risk-based capital requirement that "total capital" be at least equal to 8% of "risk-weighted assets"; (2) a tangible capital requirement that "tangible capital" be at least equal to 1.5% of "adjusted total assets"; and (3) a leverage ratio requirement that "core capital" be at least equal to 3.0% of "adjusted total assets." Capital standards for thrift institutions must be "no less stringent" than those applicable to national banks. The capital standards applicable to national banks require a leverage ratio equal to 4% of adjusted assets in order for an entity to be categorized as at least being adequately capitalized. As such, the general minimum requirement of core capital at least equal to 3% of adjusted total assets, which has been de facto superseded, was applicable only to those institutions that received a composite rating of one, which is the highest rating under the "CAMEL" rating system for financial institutions, and those which were, in general, considered strong organizations having well-diversified risks, including no undue interest rate risk exposure, excellent control systems, good earnings, high asset quality and liquidity and well managed on- and off-balance sheet assets. All other thrift institutions must maintain core capital of 3% plus an additional 1% to 2%, as established by the OTS on a case-by-case basis. Therefore, the Bank believes that it is required to maintain core capital of at least 4% of adjusted total assets.

        The table below presents the Bank's position relative to the three current regulatory capital requirements. At March 31, 1996, the Bank met all of the capital requirements mandated by the OTS.

SUMMARY OF CAPITAL REQUIREMENTS - STANDARD FEDERAL BANK
MARCH 31, 1996
(In thousands)

                                                             Stated                       Required
                                                             Capital                       Capital                         Excess
                                              Stated        As a % of      Required       As a % of       Excess          Capital
                                              Capital      Assets (1)       Capital      Assets (1)       Capital        Percentage
                                             --------      ----------     -----------    ----------     ------------     ----------
Total consolidated stockholders' equity of
  the Company                                $939,243         6.95%
Less excess capitalization of the Company     (11,627)
                                             --------
Total stockholders' equity of the Bank        927,616         6.87%
Adjustments for tangible, core
 and total capital:
  Goodwill, net of deferred tax liability
   on core deposit premium                   (114,137)
  Total core deposit intangible               (18,714)
  Valuation adjustment for
   mortgage servicing rights                   (9,626)
  Unrealized net gain on mortgage-backed
   securities available for sale              (14,932)
  Investments in non-includable
   subsidiaries                                (4,265)
                                             --------
     Total tangible capital                   765,942         5.75%         $199,888        1.50%         $566,054         4.25%
  Qualifying core deposit intangible           18,714
                                             --------
     Total core ("Tier 1") capital            784,656         5.88%         $400,337        3.00%         $384,319         2.88%
  General allowance for loan
   losses                                      33,918
                                             --------
     Total capital ("risk-based")            $818,574        12.43%         $526,746        8.00%         $291,828         4.43%
                                             ========

1) The regulatory capital requirements are calculated as a percentage of adjusted assets, as defined by OTS regulation.

     SELECTED CAPITAL INFORMATION - STANDARD FEDERAL BANCORPORATION, INC. MARCH 31, 1996
     (In thousands)

                                                                   Stated Capital
                                                    Stated            As a % of
                                                    Capital        Adjusted Assets
                                                    --------       ---------------
     Total stockholders' equity                     $939,243            6.95%
     Less goodwill and core deposit intangible      (137,813)
                                                    --------
     Total tangible capital                         $801,430            6.00%
                                                    ========


The table below presents the Bank's pro forma position relative to the three current regulatory capital requirements.


PRO FORMA SUMMARY OF CAPITAL REQUIREMENTS - STANDARD FEDERAL BANK
MARCH 31, 1996
(In thousands)

                                                           Pro Forma                      Required
                                                            Capital                        Capital                         Excess
                                             Pro Forma     As a % of      Required        As a % of       Excess           Capital
                                              Capital     Assets (1)       Capital       Assets (1)       Capital        Percentage
                                             ----------   ----------     -----------     -----------    ------------     ----------
Total consolidated stockholders' equity of
  the Company                                  $939,243      6.16%
Less excess capitalization of the Company       (11,627)
Additional capital contribution to
  the Bank                                      100,000
                                             ----------
Total stockholders' equity of the Bank        1,027,616      6.74%
Adjustments for tangible, core
 and total capital:
  Goodwill, net of deferred tax liability
   on core deposit premium                     (176,088)
  Total core deposit intangible                 (33,714)
  Valuation adjustment for
   mortgage servicing rights                     (9,626)
  Unrealized net gain on mortgage-backed
   securities available for sale                (14,932)
  Investments in non-includable
   subsidiaries                                  (4,265)
                                              ---------
     Total tangible capital                     788,991      5.26%       $225,128        1.50%           $563,863          3.76%
  Qualifying core deposit intangible             18,714
                                              ---------
     Total core ("Tier 1") capital              807,705      5.37%       $450,818        3.00%           $356,887          2.37%
  General allowance for loan
   losses                                        38,918
                                              ---------
     Total capital ("risk-based")              $846,623     11.44%       $591,989        8.00%           $254,634          3.44%
                                              =========

1) The regulatory capital requirements are calculated as a percentage of adjusted assets, as defined by OTS regulation.

     SELECTED PRO FORMA CAPITAL INFORMATION - STANDARD FEDERAL BANCORPORATION, INC. MARCH 31, 1996 (In thousands)

                                                               Pro Forma Capital
                                                Pro Forma           As a % of
                                                 Capital        Adjusted Assets
                                                ---------       ---------------
     Total stockholders' equity                 $939,243             6.15%
     Less goodwill and core deposit premium     (220,357)
                                                --------
     Total tangible capital                     $718,886             4.78%
                                                ========

SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   STANDARD FEDERAL BANCORPORATION, INC.


                                   By:  /s/Joseph Krul
                                      ------------------------------------------
                                      Joseph Krul, Senior Vice President &
                                        Chief Financial Officer
Date: June 14, 1996

                                 Exhibit Index

    Exhibit
      No.        Description
    -------      -----------
       2         Agreement and Plan of Reorganization, dated December 14, 1995

      23 Consent of KPMG Peat Marwick LLP, independent certified public accountants

      99 Additional Exhibits. Bell Bancorp, Inc. and Subsidiary Consolidated Financial Statements as of March 31, 1996 and 1995, and for each of the years in the three year period ended March 31, 1996 (with Independent Auditors' Report).